Exhibit 24(a)
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation, and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, Alice A. Herald and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of Bank of America Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock of Bank of America Corporation to be issued in exchange for the outstanding shares of common stock, on a fully-diluted basis, of Countrywide Financial Corporation upon consummation of the proposed merger of Countrywide Financial Corporation with and into Red Oak Merger Corporation, a wholly-owned subsidiary of Bank of America Corporation, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Bank of America Corporation and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of America Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of America Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
          IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

/s/ Kenneth D. Lewis
Kenneth D. Lewis
Chairman, President and Chief
Executive Officer
Dated: January 23, 2008

Signature	Title	Date

/s/ Kenneth D. Lewis	Chairman, Chief Executive Officer,	January 23, 2008
Kenneth D. Lewis	President and Director
(Principal Executive Officer)

/s/ Joe L. Price	Chief Financial Officer	January 23, 2008
Joe L. Price	(Principal Financial Officer)

/s/ Neil A. Cotty	Senior Vice President	January 23, 2008
Neil A. Cotty	and Chief Accounting Officer
(Principal Accounting Officer)

/s/ William Barnet, III	Director	January 23, 2008
William Barnet, III

/s/ Frank P. Bramble, Sr.	Director	January 23, 2008
Frank P. Bramble, Sr.

/s/ John T. Collins	Director	January 23, 2008
John T. Collins

/s/ Gary L. Countryman	Director	January 23, 2008
Gary L. Countryman

/s/ Tommy R. Franks	Director	January 23, 2008
Tommy R. Franks

/s/ Charles K. Gifford	Director	January 23, 2008
Charles K. Gifford

/s/ W. Steven Jones	Director	January 23, 2008
W. Steven Jones

/s/ Monica C. Lozano	Director	January 23, 2008
Monica C. Lozano

/s/ Walter E. Massey	Director	January 23, 2008
Walter E. Massey

/s/ Thomas J. May	Director	January 23, 2008
Thomas J. May

/s/ Patricia E. Mitchell	Director	January 23, 2008
Patricia E. Mitchell

Signature	Title	Date

/s/ Thomas M. Ryan	Director	January 23, 2008
Thomas M. Ryan

/s/ O. Temple Sloan, Jr.	Director	January 23, 2008
O. Temple Sloan, Jr.

/s/ Meredith R. Spangler	Director	January 23, 2008
Meredith R. Spangler

/s/ Robert L. Tillman	Director	January 23, 2008
Robert L. Tillman

/s/ Jackie M. Ward	Director	January 23, 2008
Jackie M. Ward